                        NATIONSBANK OF TENNESSEE, N.A.
                             One NationsBank Plaza
                                 TN1-100-02-19
                           Nashville, TN  37239-1697

                                              May 20, 1997


Windy Hill Pet Food Holdings, Inc.
Two Maryland Farms
Suite 301
Brentwood, Tennessee  37027

Windy Hill Pet Food Company, Inc.
Two Maryland Farms
Suite 301
Brentwood, Tennessee  37027

                  Re:  Credit Agreement (the "Credit Agreement"),
                        dated as of April 29, 1996, by and among Windy Hill Pet Food Holdings, Inc. ("Holdings"), Windy Hill Pet Food Company, Inc. (the "Borrower"), and their subsidiaries (collectively with Holdings and the Borrower, the "Credit Parties"), NationsBank of Tennessee, N.A. as Administrative Agent for the lenders party thereto (the "Administrative Agent") and PNC Bank, National Association as documentation agent for the lenders party thereto (the "Lenders") and the Lenders

Ladies and Gentlemen:

            We understand that, on Wednesday, May 21, 1997 or soon thereafter, the Borrower will consummate the following transaction (the "Transaction"):
Windy Hill Pet Food Acquisition Co., a Minnesota corporation and newly-formed, wholly-owned subsidiary of the Borrower ("Acquisition Co."), will acquire and be merged with and into Hubbard Milling Corporation, a Minnesota corporation ("Hubbard"), and the Borrower will purchase all of the capital stock of Armour Corporation, a holding company, which owns 5% of the capital stock of Hubbard. Concurrently therewith, Hubbard, the surviving corporation in the merger, will be renamed Windy Hill Pet Food Company, Inc. ("Windy Hill"), and the Borrower will transfer to such corporation all of its operating assets and liabilities, including all amounts owing to the Lenders under the Credit Agreement (collectively, the "Loans"). Immediately upon consummation of the Transaction, the Loans shall be paid off in full (the "Repayment") and the Credit Agreement shall be terminated (the "Termination").
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Windy Hill Pet Food Holdings, Inc.
Windy Hill Pet Food Company, Inc.
May 20, 1997
page 2


            Pursuant to the letter agreement dated May 19, 1997 by and between the Borrower, Holdings, the Administrative Agent and the Lenders (the "Consent and Release Agreement"), the Administrative Agent and the Lenders have given certain consents and made certain agreements subject to and conditioned upon receiving the Repayment.

            1. Account Stated. Administrative Agent confirms that, as of May 21, 1997, prior to any payments being made pursuant to this Agreement, there will be an aggregate of $43,214,384.56 owing and outstanding under the Credit Agreement and the Collateral Documents (as defined therein; the Collateral Documents, together with the Credit Agreement, the "Loan Documents"), whether as principal, interest, expenses, fees, increased costs, taxes, indemnities, penalties or otherwise.

            2. Termination and Releases.

            (a) Subject to the terms and conditions contained herein, the Administrative Agent hereby releases, discharges and acquits each Credit Party (including but not limited to Acquisition Co. and Windy Hill) from its obligations under the Loan Documents, all of which are hereby terminated, canceled and of no further force and effect (other than those obligations and liabilities of the Borrower or Holdings which are stated to survive the termination of the Loan Documents, as set forth in the Loan Documents).

            (b) Except for assignments of mortgages made pursuant to the Consent and Release Agreement, the Administrative Agent hereby terminates and releases any and all security interests in, liens upon, rights of setoff against and pledges of, and hereby reassigns to the Credit Parties, all properties and assets of the Credit Parties heretofore granted, pledged or assigned to, or otherwise claimed by the Administrative Agent or any Lender, whether personal, real or mixed, tangible or intangible, pursuant to the Collateral Documents.

            (c) The Credit Parties, for and in consideration of the release above, hereby terminate the Loan Documents and release, discharge and acquit the Administrative Agent and the Lenders from any of their respective obligations thereunder (other than those obligations to release and return the Collateral which are stated to survive the termination of the Loan Documents, as set forth in the Loan Documents).
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Windy Hill Pet Food Holdings, Inc.
Windy Hill Pet Food Company, Inc.
May 20, 1997
page 3


            3. Reimbursement for Returned Items. Notwithstanding anything to the contrary contained in Section 1 above, the Borrower agrees to reimburse Administrative Agent and the Lenders for any loss arising from non-payment or dishonor of any checks or other customer remittance items which have been credited by Administrative Agent or any Lender to the account of the Borrower with the Administrative Agent or any such Lender, together with any reasonable expenses or other reasonable and customary charges incident thereto.

            4. Delivery of Documents. Without limiting any provision which survives the Loan Documents, the Administrative Agent, upon request, agrees to deliver to the Credit Parties, at the expense of the Credit Parties, upon satisfaction of the conditions set forth in Section 5 hereof, the originals of:

            (a) all promissory notes returned to the Administrative Agent by the Lenders which were previously executed and delivered to the Administrative Agent and such Lenders by the Credit Parties, duly marked "paid in full" or "cancelled" as may be appropriate;

            (b) Uniform Commercial Code releases and/or terminations prepared by the Borrower or its legal counsel in form acceptable for recording covering all financing statements which have been filed by Administrative Agent or on its behalf against the Credit Parties;

            (c) trademark and patent releases and reassignments, prepared by the Borrower or its legal counsel, if any, releasing and reassigning to the Credit Parties (or persons specified by any Credit Party) all trademarks, patents and related assets heretofore assigned by the Credit Parties to the Administrative Agent pursuant to the Loan Documents;

            (d) Stock Certificate No. 1 evidencing 100 shares of common stock of Windy Hill Pet Food Company, Inc. and the stock power related thereto, or in lieu thereof a certificate of loss and indemnity; and

            (e) any discharges, satisfactions or assignments, prepared by the Borrower or its legal counsel, as requested by a Credit Party, and of any mortgages or deeds of trust or similar real property instruments previously executed and delivered to Administrative Agent by the Credit Parties.
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Windy Hill Pet Food Holdings, Inc.
Windy Hill Pet Food Company, Inc.
May 20, 1997
page 4


            5. Conditions Precedent. The effectiveness of this Agreement, and of any termination statements or other similar release instruments delivered by the Administrative Agent hereunder, are subject to and conditioned upon the receipt by the Administrative Agent of the following:

            (a) payment of the amount set forth in numbered paragraph 1 hereof, sent by Federal Wire transfer to the bank account of the Administrative Agent pursuant to the instructions indicated below for such purpose;

            (b) payment of legal fees and disbursements in the amount of $3,200.00 to Moore & Van Allen, PLLC; and

            (c) an original of this Agreement duly executed by the parties hereto.

            6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof (including signatures transmitted by facsimile machine) and submissible into evidence and all of which together shall be deemed to be a single instrument.
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Windy Hill Pet Food Holdings, Inc.
Windy Hill Pet Food Company, Inc.
May 20, 1997
page 5


Account number and wire instructions referred to in Section 5(a) and 5(b) for payment:

Nationsbank of Tennessee, N.A.
One NationsBank Plaza
Nashville, TN  37239-1697

ABA# 064-000-020
Attn.:  Corporate Credit Support
Reference:  Windy Hill Pet Food
Account #  136621-0083


                                    Very truly yours,

                                    NATIONSBANK OF TENNESSEE, N.A.
                                    as Administrative Agent for the
                                    Lenders


                                    By: /s/ B.E. M[illegible]
                                       ----------------------------
                                    Title: Vice President


ACKNOWLEDGED AND AGREED:

WINDY HILL PET FOOD HOLDINGS, INC.,
a Delaware corporation


By: /s/ Ray Chung
   --------------------------------
Title: Executive Vice President


WINDY HILL PET FOOD COMPANY, INC.,
a Delaware corporation


By: /s/ Ray Chung
   --------------------------------
Title: Executive Vice President